UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2025

VYOME HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvard Square, One Mifflin Place, Suite 400 Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(973) 832-8147

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HIND	The Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2025, Vyome Holdings, Inc. (f/k/a ReShape Lifesciences Inc.) (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Equity Distribution Agreement dated May 30, 2025 (the “Sales Agreement”) with Maxim Group LLC (“Maxim”) to act as the Company’s exclusive sales agent with respect to the issuance and sale of up to $12,000,000 of the Company’s shares of common stock, par value $0.001 per share (the “Shares”), from time to time, in an at-the-market public offering (the “Offering”). The Amendment increases the amount that may be offered and sold in the Offering from $3,420,926 to $12,000,000.

The Shares will be sold and issued pursuant the Company’s shelf registration statement on Form S-3 (File No. 333-287168), which was previously declared effective by the Securities and Exchange Commission, and a related prospectus, as supplemented. The Company is simultaneously herewith filing a supplement to the prospectus supplement with the Securities and Exchange Commission to increase the number of Shares that may be offered and sold in the Offering.

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 18, 2025, Haskell & White LLP (“Haskell”), was dismissed as the independent registered public accounting firm of the Company, formerly ReShape Lifesciences Inc. Effective as of August 18, 2025 Kreit & Chiu CPA LLP (“Kreit & Chiu”) was appointed to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The decision to change auditors was approved and recommended by the Company’s Audit Committee and approved by its Board of Directors.

During the fiscal year ended December 31, 2024 and the subsequent interim period through August 18, 2025, the date of the dismissal of Haskell, there were no disagreements with Haskell, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Haskell would have caused it to make reference to the subject matter thereof in connection with its report, nor did its report contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principle except that Haskell’s report for the fiscal year ended December 31, 2024 contained an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern. Also, with respect to ReShape Lifesciences Inc., there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses in the Company’s internal control over financial reporting as of December 31, 2024, as reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. RSM US LLP audited the consolidated financial statements of ReShape Lifesciences Inc.as of December 31, 2023, and for the year ended December 31, 2023.

During the two fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through August 18, 2025, neither the Company nor anyone acting on its behalf has consulted with Kreit & Chiu with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Kreit & Chiu concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereof; or (iii) a reportable event as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereof.

We have provided Haskell with a copy of this Report prior to the filing hereof and have requested that Haskell furnish to us a letter addressed to the SEC stating whether Haskell agrees with the statements made by us under this Item 4.01. Haskell has furnished such letter, which letter is filed as Exhibit 16.1 hereto, as required by Item 304(a)(3) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Amendment to Equity Distribution Agreement dated August 20, 2025.
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
16.1	Letter from Haskell & White LLP as to the change in certifying accountant, dated August 18, 2025.
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in the opinion filed as Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYOME HOLDINGS, INC.

August 20, 2025	By:	/s/ Venkat Nelabhotla
	Name:	Venkat Nelabhotla
	Title:	Chief Executive Officer

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